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                                                            EXHIBIT 99.A.(10)(d)
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Minnesota Life                                                                                      POLICY CHANGE APPLICATION PART 1
                                                                                                               UNDERWRITING REQUIRED

Minnesota Life Insurance Company . Individual Policyowner Services . 400 Robert Street North . St. Paul, Minnesota 55101-2098
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
ALL APPLICATIONS - PERSONAL INFORMATION
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POLICY NUMBER(S)                                                 INSURED'S BIRTHPLACE (State or Country if outside U.S.)

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INSURED'S NAME                                                   INSURED'S SOCIAL SECURITY NUMBER

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INSURED'S ADDRESS (Street, City, & Zip code.)                    INSURED'S DRIVER'S LICENSE NUMBER

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INSURED'S OCCUPATION                                             INSURED'S INCOME

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OWNER'S NAME                                                     OWNER'S SOCIAL SECURITY/TAX I.D. NUMBER

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OWNER'S ADDRESS (Street, City, State, & Zip Code)            [_]  Check if new address and you want our records to reflect this.

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EFFECTIVE DATE [_] Current                                 AMOUNT SUBMITTED: MAKE CHECKS PAYABLE TO MINNESOTA LIFE.   POLICY SENT
OF CHANGE      [_] Other (Indicate month and reason)
                                                           $                                    [_] Receipt given     [_] Yes [_] No
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LIFE INSURANCE (ALL PRODUCTS)

FACE/PREMIUM ADJUSTMENTS

 [_] Change face amount to: $ ___________________

 [_] Change annual premium amount to: $ ____________

     Premiums payable:   [_] Annual                   [_] Semi-annual        [_] Quarterly
                         [_] Monthly Automatic Payment Plan #______________  [_] Payroll Deduction Plan #____________
                         [_] List Bill Plan #_____________

 [_] Change plan of insurance to: _________________________________________

 [_] Credit a Non-Repeating Premium of: $ _________________ ($500 minimum required)
     [_] Increase face by Non-Repeating Premium amount.   [_] Do not increase face by Non-Repeating Premium amount.
     [_] All or part of the Non-Repeating premium is the result of surrendering or borrowing the cash value of another policy(ies).

[_]  Start a billable Non-Repeating Premium:     Annual total $ ____________________
                                                 ($600.00 Minimum annual total with a $2,400.00 minimum annual base premium.)
     Frequency:       [_]  Annual                [_] Semi-annual             [_] Quarterly         [_] APP Monthly

[_]  Partial Surrender of: $ ______________________________ (Complete Withholding Election on page 2.)
     [_] Maintain same face amount.           [_] Reduce face amount.

[_]  Eliminate policy loan (if available).  (Complete Withholding Election on Page 2.)
     [_] Maintain same face amount.           [_] Reduce face amount.
         Please note: Dividend additions and accumulations will be surrendered first.

PRODUCT ADJUSTMENTS (Policy required - if policy is lost, complete Lost Policy Declaration.)

Automatic Premium Loan Provision (APL), is automatically added at conversion or rollover unless indicated here.

[_] Omit APL

[_] Convert term insurance at attained age to:
    [_] Variable Adjustable Life   [_] Adjustable Life         [_] Variable Adjustable Life Horizon     [_] Adjustable Life Horizon

        Partial conversion:        [_] Retain balance          [_] Surrender balance

[_] Conversion of term agreement:        Name:______________________________________________________________________

[_] Rollover at attained age to:
    [_] Variable Adjustable Life (loans will be eliminated.)   [_] Adjustable Life
        Please note:  Waiver will be a separate premium charge. Loan interest rate will be 8%.

[_] Combine policies and rollover at attained age to:
    [_] Variable Adjustable Life (loans will be eliminated.)   [_] Adjustable Life
        Please note:   Waiver will be a separate premium charge. Loan interest rate will be 8%. Policies must have same beneficiary and  owner. Complete F. 17092-2a, Request to Change Beneficiary Name and/or Ownership, if needed.
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F. MHC-44096 Rev. 11-2000

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LIFE INSURANCE (Continued)

BENEFIT AND AGREEMENT ADJUSTMENTS (Select only those available for the particular product.)

[_] Maintain same total annual premium.            [_] Change total annual premiums accordingly.

                                                                     Change      New
                                                   Add     Remove    Amount     Amount

Accidental Death Benefit.....................      [_]      [_]        [_]      $ ________
Additional Insured Agreement.................      [_]      [_]        [_]      $ ________  (Complete Family Term Agreement)
Additional Term Protection...................               [_]
Adjustable Survivorship Life Agreement.......      [_]      [_]        [_]      $ ________  Designated Life____________
                                                                                            To add, attach application for
                                                                                            Designated Life.)
Automatic Premium Loan.......................      [_]      [_]
Business Continuation Rider..................      [_]      [_]        [_]      $ ________  Designated Life_______________
                                                                                            (To add, attach application for
                                                                                            Designated Life.)
Cost of Living Agreement.....................      [_]      [_]
Face Amount Increase Agreement...............      [_]      [_]        [_]      $  ________
Family Term-Children's Agreement.............      [_]      [_]        [_]      $  ________ (Complete Family Term Agreement)
Family Term-Spouse Agreement.................      [_]      [_]        [_]      $  ________ (Complete Family Term Agreement)
Guaranteed Protection Waiver.................      [_]      [_]
Inflation Agreement..........................      [_]      [_]
Policy Enhancement Rider.....................      [_]      [_]        [_]      _________ % (Indicate whole number between
                                                                                            3 - 10%.)
Waiver of Premium Agreement..................      [_]      [_]
Other   _____________________________________      [_]      [_]        [_]      $___________

OTHER ADJUSTMENTS

[_] Change Death Benefit Option to:                [_] Cash [_] Protection   (Default is cash if none selected.)

[_] Remove/reconsider rating:
    [_] Maintain same total annual premium.                 [_] Reduce total annual premium accordingly.

[_] Change dividend option to:  ____________

[_] Reinstate
    I understand that this application may be attached to and considered part of the policy to which it applies. Also I understand that this policy will be contestable, as to representations in this application, from the date of reinstatement for the time period stated in the incontestable provision of the policy.

WITHHOLDING FOR TAX PURPOSES - Required information for all partial surrenders and loan elimination's.

Social Security Number or Tax I.D. of owner: ______________________________________________________________________________________
   (If a correct number is not provided, the IRS requires us to withhold 10% of any gain, irrespective of the withholding election.)

Withholding election if reissue results in a taxable gain (Withholding is automatic if no election is made).
    [_] Yes, I elect withholding.          [_] No, I do not elect withholding.

REPLACEMENT

Has there been or will there be a lapse, surrender, loan, withdrawal or other change to an existing life insurance or annuity as a result of, or in anticipation of this application?  [_] Yes [_] No

If yes, please indicate which coverage will be replaced in the box below and submit replacement forms where required.

LIFE INSURANCE IN FORCE AND PENDING (Complete for face increase and/or replacement requests.)
Do you have any life insurance in force or pending? [_] Yes [_] No (If yes, indicate below.)
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                                                                                                      Pending?
  Year                                                                   Policy         Business/   ------------     Will it be
 Issued     Amount       Type of Coverage       Full Company Name       Number(s)       Personal      Yes   No        Replaced?
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

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F. MHC-44096-2 Rev. 11-2000

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DISABILITY AND OVERHEAD EXPENSE INSURANCE

PRE-DI '90 SERIES ADJUSTMENTS

NOTE:   .  Any increases to Pre-DI '90 policies must be done as an exchange to the DI '90 series by completing the lower half of this page.

        .  GFIA and AMIO exercises must be added to an existing DI '90 series policy or submitted as a new application.

                                                                                                 New       Benefit   Waiting
                                                                  Decrease Risk     Remove       Amount    Period    Period

Base.........................................................          [_]                     $ _________ _________ _________
Additional Disability Monthly Income Agreement...............          [_]           [_]       $ _________ _________ _________
Additional Disability Monthly Income Agreement...............          [_]           [_]       $ _________ _________ _________
Additional Disability Monthly Income Agreement...............          [_]           [_]       $ _________ _________ _________
Guaranteed Future Insurability Agreement.....................                        [_]         [_] RETAIN
Supplementary Income Benefit.................................          [_]           [_]       $ _________
Social Security Agreement....................................          [_]           [_]
Proportionate Benefit Agreement..............................                        [_]
Additional Monthly Income Option.............................                        [_]
Monthly Income Benefit Escalator.............................          [_]                       [_] 4%  [_] 6%
Monthly Income Benefit Escalator.............................                        [_]         [_] 4%  [_] 6%  [_] 8%  [_] 10%

OVERHEAD EXPENSE POLICIES ONLY:
Base.........................................................          [_]                     $ _________ _________ _________
Cost of Living Agreement.....................................                        [_]
Replacement Expense Agreement................................                        [_]
Transitional Disability Benefit Agreement....................                        [_]

DI '90 SERIES
PRODUCT ADJUSTMENTS (Policy required--if policy lost, complete Lost Policy Declaration)

[_]  Exchange Pre-DI '90 Level Rate policy(ies) to DI-'90 Level Rate. (Indicate Plan of Coverage below.)

[_]  Exchange Pre-DI '90 Step Rate policy(ies) to DI '90 Annual Renewable Disability Income (ARDI). (Indicate Plan of Coverage
     below.)

[_]  Change Pre-DI '90 Step Rate or DI '90 ARDI policy(ies) to DI '90 Level Rate Policy. (Indicate Plan of Coverage below.)

     Premiums will be calculated at attained age.

[_]  Change DI '90 Series policy Plan of Coverage. (Indicate Plan of Coverage below.)

PLAN OF COVERAGE (Indicate one section--A or B.)

     A.  [_] Disability Income           B.  [_] Disability Income
             Insurance Policy                    Insurance Policy Plus
             (all occupation classes).           (class *P, 1*, *S, 1 only).

BENEFIT AND AGREEMENT ADJUSTMENTS
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                                                                                      New       Benefit    Waiting
                                                                 Add  Change  Renew  Remove     Amount     Period    Period
Base.........................................................          [_]                     $ _________ _________ _________
Additional Disability Monthly Income Agreement*..............    [_]   [_]           [_]       $ _________ _________ _________
Additional Disability Monthly Income Agreement*..............    [_]   [_]           [_]       $ _________ _________ _________
Additional Disability Monthly Income Agreement*..............    [_]   [_]           [_]       $ _________ _________ _________
Supplementary Income Benefit (365)...........................    [_]   [_]           [_]       $ _________ _________ _________
Social Security Agreement....................................    [_]   [_]           [_]       $ _________ _________ _________
Inflation Protection Agreement...............................    [_]   [_]           [_]         [_] 4%  [_] 6%
Guaranteed Increase Agreement................................                  [_]   [_]
Guaranteed Increase Agreement Plus...........................                  [_]   [_]
Future Income Protection Agreement...........................    [_]   [_] (Increase [_]       $ _________ aggregate
                                                                              only)

* [_] Check here if this is a GFIA/FIPA/AMIO exercise. From policy # ___________________________
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F. MHC-44096-3 Rev. 11-2000

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DISABILITY AND OVERHEAD EXPENSE INSURANCE (CONTINUED)
ADJUSTMENTS - ALL SERIES

[_] Remove/Reconsider

        [_] Rating       [_] Exclusion Rider

[_] Add Discount (Choose one selection from A., and/or select B.)
    A.  [_]  Association Discount # __________________                      B.  [_] Income Documentation
        [_]  Employer/Employee Discount # ____________ (Include F. 37443)           Discount (For 1994 Rates
        [_]  Professional Group Discount #____________                              only. Complete income
                                                                                    section and submit
                                                                                    appropriate income
                                                                                    documentation.)

[_] Reinstate
    I understand that this application may be attached to and considered part of the policy to which it applies. Also I understand that this policy will be contestable, as to representations in this application, from the date of reinstatement for the time period stated in the incontestable provision of the policy.

[_] Change contract to level rate.

[_] Change dividend option to:   [_] Reduce premiums  [_] Accumulate    [_] Cash

[_] Change premium payment frequency to:

    [_] Annual    [_] Semi-annual    [_] Quarterly

    [_] Automatic Payment Plan # _________________________________  [_] Payroll Deduction/List Bill #______________________________

REPLACEMENT - COMPLETE FOR ALL INCREASES IN RISK

Will you drop any existing disability, overhead expense, or any other accident
and sickness insurance when this coverage is issued?  [_] Yes   [_] No

If yes, I agree upon accepting this policy to drop the coverage indicated below.
Note: please submit replacement forms where required.

DISABILITY AND OVERHEAD EXPENSE IN FORCE OR PENDING (If none, insert "None.")

Do you have any disability insurance in force or pending? [_] Yes [_] No If yes, complete below.

List Disability with all companies including Group, Pension or Retirement Plans, Salary Continuation Plans, Association Plans,
Credit Insurance Plans, Overhead Expense Plans, and any other Disability or Health Coverage. Also include coverage for which the
Insured will become eligible in the next five years after a qualifying period of employment has been met.
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                                                                                                     Pending?
 Paid To                                                  Policy          Benefit    Elimination    ---------       Will it be
  Date          Amount        Type        Company        Number(s)        Period        Period      Yes    No        Replaced?
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

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OCCUPATION

A. Change Occupational Class to: [_] *P [_] 1* [_] *S [_] 1 [_] 2 [_] 3 ___________________________________________________________

B. Occupational title and/or professional designation:_____________________________________________________________________________

Nature of business:________________________________________________________________________________________________________________

OCCUPATIONAL DETAILS (Provide description of daily job activities and percentage spent on each.)
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                                       Duties                                              Percentage
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A. Number of years employed by current employer? __________________________________________________________________________________
B. How many hours does Insured work per week on an average? _______________________________________________________________________
C. How many full-time employees report to Insured? ________________________________________________________________________________
D. Does Insured have any part-time or full-time jobs other than the above?  [_] Yes [_] No ________________________________________
If yes, provide full details ______________________________________________________________________________________________________
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F. MHC-44096-4 Rev. 11-2000

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
DISABILITY AND OVERHEAD EXPENSE INSURANCE (CONTINUED)

INCOME

Fill in amounts that are (or will be) shown on the Insured's individual and/or business income tax forms and supporting schedules.
Note: Do not list income that is not reported to the IRS. Explain any significant fluctuations between years in Remarks. Ask for third party income verification on all disability applications. Complete sections A-G;

                                                                      Current Year       Last Year          Two Calendar
A.   EARNED INCOME (Fill in all which apply.)                         ______________     ______________     Years ago ____
     1.  Non-owner Employee's salary, bonus, and profit sharing
         (Form W-2).                                                  ______________     ______________     ______________

     2.  a.  Owner of Regular or S Corporation's salary and bonus
             (Form W-2).                                              ______________     ______________     ______________
         b.  Owner's share of after tax corporate profits or losses
             (after expenses) provided the Insured has significant
             ownership and is active in the corporation (Form 1120 or
             1120S). If losses, indicate with parentheses.
         c.  Pension plan or other contributions that would cease     ______________     ______________     ______________
             if the Insured became disabled.

     3.  Sole Proprietor net income, after expenses (Form 1040        ______________     ______________     ______________
         Schedule C).

     4.  Share of partnership net income, after expenses
         (Insured's Schedule K-1 or Form 1040 Schedule E).            ______________     ______________     ______________

     5.  Other earned income (describe in Remarks).                   ______________     ______________     ______________

     6.  Total earned income.                                         ______________     ______________     ______________

B. UNEARNED INCOME - This includes capital gains, interest, dividends, tax exempt unearned income, income from other investments, net rental income, pensions, annuities, and alimony.

    Itemize in Remarks if exceeding 15% of earned income or
    $125,000.                                                         ______________     ______________     ______________

C.  NET WORTH Is the Insured's net worth, exclusive of primary residence, greater
    than $4,000,000?                                                         [_] Yes   [_] No

    If yes, itemize the net worth in Remarks.

D.  Premiums will be paid by:    [_] Insured

                                 [_] Employer - Will any portion of the premium be included in your
                                     taxable income?                         [_] Yes   [_] No
                                     If yes, provide details in Remarks.

                                 [_] Other (Indicate name and address in Remarks.)

    (NOTE: Individual paid Issue and Participation limits should be used for those Insureds who are owners in a Sole Proprietorship,
    Partnership, or S Corporation. Employer paid Issue and Participation limits can be used for Owners of a Regular Corporation when the Corporation is paying the premium and for Non-Owner Employees when the Employer is paying the premium.)

E.  Is the Insured self-employed, including any partial ownership?           [_] Yes   [_] No
    (If yes, answer questions F. and G.)

F.  For tax purposes the Insured's business is set up as a/an:
    [_] Sole Proprietorship    [_] Partnership    [_] Regular Corporation    [_] S Corporation

G.  What is the Insured's ownership? ____%

REMARKS:____________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________
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F. MHC-44096-5 Rev. 11-2000

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
ALL PRODUCTS (Complete for all requests.)

Special activities and other insurance activity (Provide details in space provided to all yes answers.)


A.  Do you plan to change jobs within the next 12 months?                                                     [_] Yes  [_] No
    (If yes, please advise of the industry, company, and location to which you are planning to go.
    If you do not know the specifics yet but are contemplating such a change, please provide as many details as you can.)

    ______________________________________________________________________________________________

B.  Do you plan to travel or reside outside of the U.S. in the next three years?                              [_] Yes  [_] No
    If yes, please provide the country(ies) and city(ies) you will be visiting or moving to and whether this is for business or pleasure._____________________________________________________
    How long will you be there? ____________ How frequently will you be visiting if more than once? _________

C.  Have you, within the last five years, or do you plan in the next six months, to pilot a plane?            [_] Yes  [_] No
    (If yes, complete the Aviation Statement F. MHC-4883.)

D.  Have you, within the last five years, or do you plan in the next six months, to engage in sky             [_] Yes  [_] No
    diving, organized vehicle racing, mountain/rock climbing, hang gliding, underwater diving, bungee jumping, or other activity requiring special equipment and/or training?
    (If yes, complete Avocation Statement F. MHC-11393.)

E.  Have you, within the last five years, been declined, modified, rated, or been issued a rider              [_] Yes  [_] No
    for life or disability insurance?

F.  Within the last year have you missed any work due to illness or injury?                                   [_] Yes  [_] No

G.  Are you in the Armed Forces, National Guard, or Reserves?                                                 [_] Yes  [_] No
    (If yes, complete Military Statement F. MHC-4883.)

H.  Have you applied elsewhere for insurance within the last six months?                                      [_] Yes  [_] No

DRIVING AND CONVICTION HISTORY (Provide details in Additional Information.)

A.  In the last five years, have you been charged with a driving while intoxicated violation, had             [_] Yes  [_] No
    your driver's license restricted or revoked, or been cited with a moving violation?

B.  Except for traffic violations, have you ever been convicted of a felony?                                  [_] Yes  [_] No

NON-SMOKER STATEMENT

[_] Add non-smoker designation.

    I do not currently smoke any cigarettes, nor have I smoked cigarettes for the past 12 months. (If tobacco other than cigarettes is used, list type ____________________ and frequency _______________________.) I understand that a material misrepresentation, including but not limited to statements regarding my smoking status, may result in the cancellation of insurance and nonpayment of any claim.

LOST POLICY DECLARATION

[_] I am not able to find the policy(ies) listed on page 1. I agree that when the duplicate policy(ies) is provided to me, the original policy(ies) will be void. I also agree that if the original policy(ies) is found, it will be returned to the Company immediately.

    [_] Provide duplicate policy.   [_] Provide certificate.   [_] Rollover/conversion/exchange - provide duplicate policy.

[_] Payment of fee for duplicate or new policy:
    [_] Fee is attached.   [_] Take fee from policy cash value.   [_] See "Additional Information" for fee payment instructions.

ADDITIONAL INFORMATION




HOME OFFICE ENDORSEMENTS

Home Office Corrections or Additions - Acceptance of the policy shall ratify changes entered here by Minnesota Life. Not to be used in CA (for Disability only), IA, IL, KS, KY, MD, MI, MN, MO, NH, NJ, OR, PA, TX, WI, or WV for change in age, amount, classification, plan or benefits unless agreed to in writing.
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F. MHC-44096-6 Rev. 11-2000